UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Act of 1934

Date of Report:  March 10, 2005

Date of Earliest Event Reported:  March 7, 2005

Commission File Number 1-6450

GREAT LAKES CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	95-1765035
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

9025 NORTH RIVER ROAD, SUITE 400
INDIANAPOLIS, INDIANA  46240

(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code 317-715-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                     Entry into a Material Contract

On March 7, 2005, the Registrant entered into an Executive Employment Agreement with Larry J. Bloom, pursuant to which Mr. Bloom will serve as Chief Strategy Officer — Great Lakes Consumer Products, effective January 1, 2005 (the “Agreement”).

The Agreement provides for a base salary of $375,000, and an annual target bonus, subject to attainment of the performance goals established by the 2005 Incentive Compensation Plan, at 75% of base annual compensation.  The Registrant also agreed to grant to Mr. Bloom 15,000 restricted stock units, which will vest in increments of 3,750 units on each of the first four anniversaries of the grant date.

Attached as Appendix A to the Agreement is a Confidentiality and Non-Compete Agreement, effective January 1, 2005, which provides that Mr. Bloom will keep confidential the Registrant’s confidential information and, for a period of one (1) year after termination of his employment, Mr. Bloom will not accept a position with any entity that directly competes with the Registrant’s businesses.

Attached as Appendix B to the Agreement is a Change in Control Agreement, effective January 1, 2005, which is substantially similar to the Form of Amended Change in Control Agreement filed as Exhibit 10(vi) to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	March 10, 2005	By:	/s/ William L. Sherwood
William L. Sherwood
Vice President and
Corporate Controller